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                                                                    Exhibit 10.5

                                QUEST DIAGNOSTICS

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

   (Effective January 1, 1999, Amended and Restated Effective January 1, 2004)





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PREAMBLE

Effective as of January 1, 1999, Quest Diagnostics adopted this Quest Diagnostics Supplemental Deferred Compensation Plan for the benefit of certain of its Employees. Quest Diagnostics hereby amends and restates this Plan in its entirety, effective as of the Restatement Effective Date, to reflect amendments adopted and to implement certain other changes. The provisions of this restated Plan shall govern the rights of Employees who have Accounts under the Plan that have not been paid in full prior to the Restatement Effective Date. The purpose of the Plan is to provide supplemental retirement income and to permit eligible Employees the option to defer receipt of Compensation, pursuant to the terms of the Plan. The Plan is intended to be an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.





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                                TABLE OF CONTENTS

ARTICLE 1.   DEFINITIONS...........................................................................1

1.1    Definitions.................................................................................1

ARTICLE 2.   PARTICIPATION.........................................................................4

2.1    Commencement of Participation...............................................................4
2.2    Resumption of Participation Following Reemployment..........................................4
2.3    Change in Employment Status.................................................................4

ARTICLE 3.   CONTRIBUTIONS.........................................................................5

3.1    Deferral Contributions......................................................................5
3.2    Participating Employer Contributions........................................................6
3.3    Transfer of Funds...........................................................................6

ARTICLE 4.   PARTICIPANTS' ACCOUNTS................................................................7

4.1    Individual Accounts.........................................................................7
4.2    Accounting for Payments.....................................................................7

ARTICLE 5.   INVESTMENT OF CONTRIBUTIONS...........................................................8

5.1    Manner of Investment........................................................................8
5.2    Investment Decisions........................................................................8

ARTICLE 6.   RIGHT TO BENEFITS.....................................................................9

6.1    Termination of Employment...................................................................9
6.2    Death.......................................................................................9
6.3    Payment on a Designated Future Date.........................................................9
6.4    Payment Due to an Unforeseen Emergency......................................................9
6.5    Adjustment for Investment Experience........................................................9
6.6    Forfeiture of Unvested Amounts.............................................................10

ARTICLE 7.   PAYMENT OF BENEFITS..................................................................11

7.1    Payment of Benefits to Participants and Beneficiaries......................................11
7.2    Determination of Method of Payment.........................................................11
7.3    Right of Offset............................................................................11
7.4    Payment in the Event of Taxation...........................................................11

ARTICLE 8.   AMENDMENT AND TERMINATION............................................................12

8.1    Amendment by Quest Diagnostics.............................................................12
8.2    Retroactive Amendments.....................................................................12
8.3    Plan Termination...........................................................................12


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
8.4    Payment upon Termination of the Plan.......................................................12

ARTICLE 9.   THE TRUST............................................................................13

9.1    Establishment of Trust.....................................................................13

ARTICLE 10.  MISCELLANEOUS........................................................................14

10.1   Limitation of Rights.......................................................................14
10.2   Spendthrift Provision......................................................................14
10.3   Facility of Payment........................................................................14
10.4.  Discharge of Obligations...................................................................14
10.5   Furnishing Information.....................................................................15
10.6   Information between the Administrator and Trustee..........................................15
10.7   Notices....................................................................................15
10.8   Writings and Electronic Communications. All elections, notices and other communication with respect to the Plan, including signatures relating to such documentation, may be executed and stored on paper, electronically or in another medium.......................15
10.9   Governing Law..............................................................................15
10.10  Construction...............................................................................15

ARTICLE 11.  PLAN ADMINISTRATION..................................................................16

11.1   Powers and Responsibilities of the Administrator...........................................16
11.2   Claims and Review Procedures...............................................................16
11.3   Plan's Administrative Costs................................................................17


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Article 1. Definitions.

1.1 Definitions. Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(a) "Account" means an account established on the books of a Participant's Employer for the purpose of recording Deferral Contributions and Employer Contributions credited on behalf of a Participant in respect of compensation for services to such Employer and any notional income, expenses, gains or losses related thereto. For each Participant who was a participant in the MetPath Inc. Deferred Compensation Plan, a MetPath Plan Subaccount was established as part of the Participant's Account.

(b) "Administrator" means the Quest Diagnostics Benefits Administration Committee or its delegee, which has been designated by Quest Diagnostics to be responsible for the administration of the Plan.

(c) "Beneficiary" means the person or persons entitled under Section 6.2 to receive benefits under the Plan upon the death of a Participant.

(d) "Bonus" means the cash bonus that is payable each March (if not deferred pursuant to Section 3.1) under the Senior Management Incentive Plan or the Quest Diagnostics Incorporated Management Incentive Plan.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Compensation" shall have the meaning ascribed to the term "Deferral Compensation" by the Profit Sharing Plan; provided that any exclusion attributable to (i) deferred compensation deferred pursuant to this Plan or (ii) limits imposed by Code Section 401(a)(17) shall not apply.

(g) "Deferral Contributions" means those amounts credited to a Participant's Account pursuant to Section 3.1.

(h) "Effective Date" means January 1, 1999.

(i) "Eligible Employee" means an Employee of an Employer who is determined by the Administrator to be among a select group of management or highly compensated Employees and who is designated by the Administrator as an Eligible Employee for purposes of the Plan.

(j) "Employee" means any employee of an Employer.

(k) "Employer" means Quest Diagnostics and any successors and assigns unless otherwise provided herein, and shall include any Related Employer or other affiliated employer adopting this Plan.

(l) "Employer Contributions" means amounts credited to a Participant's Account pursuant to Section 3.2.





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(m) "Employer Stock" means any class of common stock of Quest Diagnostics or the preferred stock of Quest Diagnostics that is convertible into common stock.

(n) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(o) "MetPath Plan Subaccount" means the subaccount established and maintained by the Administrator pursuant to Section 4.1 on behalf of each Participant who was a participant in the MetPath Inc. Deferred Compensation Plan.

(p) "Participant" means any Eligible Employee who has filed in accordance with
Article 2 an election to defer Compensation pursuant to Section 3.1.

(q) "Plan" means this Quest Diagnostics Supplemental Deferred Compensation Plan as in effect from time to time.

(r) "Plan Year" means the calendar year.

(s) "Profit Sharing Plan" means the Profit Sharing Plan of Quest Diagnostics Incorporated, as amended from time to time.

(t) "Quest Diagnostics" means Quest Diagnostics Incorporated.

(u) "Related Employer" means any employer other than Quest Diagnostics, if Quest Diagnostics and such other employer are members of a controlled group of corporations (as defined in Section 414(b) of the Code) or an affiliated service group (as defined in Code Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)), or such other employer is required to be aggregated with Quest Diagnostics pursuant to regulations issued under Code Section 414(o).

(v) "Restatement Effective Date" means January 1, 2004.

(w) "Section 16 Executive" means an Eligible Employee who is designated as such by the Administrator.

(x) "Section 401(a)(17) Limit" means the maximum amount of annual compensation that can be taken into account by the Profit Sharing Plan pursuant to Code
Section 401(a)(17).

(y) "Senior Executive" means an Eligible Employee who is designated as such by the Administrator.

(z) "Senior Management Incentive Plan" means the Quest Diagnostics Incorporated Senior Management Incentive Plan, as in effect from time to time.

(aa) "SMIP Bonus Subaccount" means the portion of a Participant's Account established and maintained by the Administrator on behalf of each Participant who elects to defer a portion of his Bonus payable under the Senior Management Incentive Plan and any other plan intended to pay performance-based compensation within the meaning of Code Section 162(m)(4)(c).


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(bb) "Supplemental Contribution" means an additional discretionary Employer
Contribution credited to a Participant's Account pursuant to Section 3.2.

(cc) "Trust" means the trust fund established pursuant to the terms of the Plan.

(dd) "Trust Agreement" means the agreement by and among the Trustee and each Employer establishing the Trust.

(ee) "Trustee" means the corporation or individuals named in the agreement establishing the Trust and such successor and/or additional trustees as may be named in accordance with the Trust Agreement.

(ff) "Valuation Date" means the last day of the Plan Year and such other date(s) as designated by the Administrator.


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Article 2. Participation.

2.1 Commencement of Participation. Each Eligible Employee who, as of the Restatement Effective Date, has filed an election to defer Compensation in accordance with Section 3.1 or has an Account is a Participant in this Plan. Each other Eligible Employee shall become a Participant in this Plan after he has timely filed an election to defer Compensation pursuant to Section 3.1 or has a Supplemental Contribution credited to his Account. An election to defer Compensation will be timely if it is filed in accordance with procedures established by the Administrator which shall require elections to be filed no later than January 1 of the Plan Year to which the deferral election applies or, if an individual is designated by the Administrator as an Eligible Employee during the Plan Year, within 30 days following the date of such designation.

2.2 Resumption of Participation Following Reemployment. If a Participant ceases to be an Employee and thereafter returns to the employ of an Employer, he may again become a Participant following his reemployment, provided he is an Eligible Employee and has timely filed an election to defer Compensation pursuant to Section 3.1.

2.3 Change in Employment Status. If any Participant continues in the employ of an Employer but ceases to be an Eligible Employee, he shall continue to be a Participant until the entire amount of the value of his Account is paid; provided, however, he shall not be entitled to make Deferral Contributions or receive an allocation of Employer Contributions or Supplemental Contributions during the period that he is not an Eligible Employee.


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Article 3. Contributions.

3.1  Deferral Contributions.

(a) Participant deferral elections. Each Participant who is not a Senior Executive may elect to defer up to fifty (50) percent (in whole percentages) of his future Compensation in excess of the Section 401(a)(17) Limit.

(b) Senior Executive deferral elections. Each Participant who is a Senior Executive may elect to defer (1) up to fifty (50) percent (in whole percentages) of his future Compensation (excluding any Bonus deferred pursuant to Section 3.1(b)(2)) in excess of the Section 401(a)(17) Limit; and (2) up to ninety-five
(95) percent (in whole percentages) of his future Compensation which constitutes Bonus.

(c) Effectiveness of deferral election. A deferral election shall become effective on the first day of the Plan Year (or for an individual who is designated as an Eligible Employee during the Plan Year and timely files a deferral election, the first day of the first payroll period that follows receipt by the Administrator of such election). The election will be effective to defer Compensation relating to all services performed in the Plan Year subsequent to the time such election becomes effective. Any subsequent election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's Account prior to the effective date of any subsequent election will not be affected by such subsequent election.

(d) Commencement of deferrals. (i) Deferrals made pursuant to Section 3.1(a) and 3.1(b)(1). If a Participant's Compensation for a Plan Year exceeds the Section 401(a)(17) Limit on account of payment of Compensation (excluding any Bonus), then deferrals pursuant to his election under Section 3.1(a) or 3.1(b)(1) shall commence as of the payroll period coincident with or next following the payroll period in which the Participant's Compensation exceeds the Section 401(a)(17) Limit (but deferrals shall be made only on Compensation in excess of the Section 401(a)(17) Limit). If a Participant's Compensation for a Plan Year exceeds the
Section 401(a)(17) Limit on account of payment of Bonus, then deferrals pursuant to his election shall commence as of the payroll period in which the Participant's Compensation exceeds the Section 401(a)(17) Limit (but deferrals shall be made only on Compensation in excess of the Section 401(a)(17) Limit).
(ii) Deferrals made pursuant to Section 3.1(b)(2). Deferrals of Bonus pursuant to Section 3.1(b)(2) shall be made in the payroll period in which the Bonus would otherwise be paid.

(e) Election irrevocable except as required pursuant to Profit Sharing Plan. An Employer shall credit to the Account maintained on behalf of a Participant the amount of Compensation deferred pursuant to such Participant's election. Under no circumstances may an election to defer Compensation be adopted or effective retroactively. A Participant may not revoke or change an election to defer Compensation for a Plan Year during that year; provided, however, that a Participant who has made a hardship withdrawal under the Profit Sharing Plan may not defer Compensation under this Plan for a period of six months from the date of the withdrawal, unless otherwise determined by the Administrator.


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(f) SMIP Bonus Subaccount. A Participant's Employer shall credit to the
Participant's SMIP Bonus Subaccount an amount corresponding to the amount of Bonus payable under the Senior Management Incentive Plan deferred pursuant to
Section 3.1(b)(2).

(g) Vested Right. Subject to the claims of the Employer's creditors in the event of the Employer's insolvency, a Participant shall have a nonforfeitable right to the value of Deferral Contributions credited to his Account.

3.2  Participating Employer Contributions.

(a) Employer Contributions. (i) Matching Contribution. An Employer shall credit an Employer Contribution to the Account maintained on behalf of each Participant who had Deferral Contributions credited to his Account for a payroll period. Notwithstanding the preceding sentence, no Employer Contribution shall be credited to the Account of a Participant who is also a participant in the Quest Diagnostics Transferee Pension Plan for former Corning Incorporated employees. The amount of the Employer Contribution to be credited on behalf of a Participant shall be equal to the applicable percentage specified from time to time in Section 3.2 of the Profit Sharing Plan of the Deferral Contributions made on behalf of the Participant with respect to such payroll period. (ii) Vested Right. Subject to the claims of the Employer's creditors in the event of the Employer's insolvency, a Participant shall have a nonforfeitable right to the value of Employer Contributions credited to his Account.

(b) Supplemental Contributions. In addition, a Participant's Employer may, from time to time in its sole discretion, credit a Supplemental Contribution to a Participant's Account in an amount determined by such Employer in its sole discretion and without regard to any Deferral Contribution elected by such Participant. Unless otherwise specified by the Employer at the time the Supplemental Contribution is made, a Participant shall have a nonforfeitable right to the value of such Supplemental Contribution credited to his Account, subject to the claims of such Employer's creditors in the event of such Employer's insolvency.

3.3 Transfer of Funds. Each Employer will, as soon as administratively practicable after each payroll period, make a transfer of assets to the Trustee. The Employers shall provide the Trustee with information on the amount credited to each Participant's Account.


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Article 4. Participants' Accounts.

4.1 Individual Accounts. The Administrator will establish and maintain an Account for each Participant which will reflect Deferral Contributions, Employer Contributions and Supplemental Contributions credited to the Account and any notional earnings, expenses, gains and losses credited thereto, attributable to the investments in which the Participant's Account is treated as invested. For each Participant who was a participant in the MetPath Inc. Deferred Compensation Plan, the Administrator will establish and maintain, as part of such Participant's Account, a subaccount (the "MetPath Plan Subaccount") to reflect his participation in the MetPath Inc. Deferred Compensation Plan. The MetPath Plan Subaccount had an opening balance equal to the balance of the Participant's account under the MetPath Inc. Deferred Compensation Plan on the date the Participant's balance under the MetPath Inc. Deferred Compensation Plan was transferred to this Plan (with interest credited, pursuant to the terms of the MetPath Inc. Deferred Compensation Plan, from December 31, 1998 to the transfer date). The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. Participants will be furnished statements of their Account value at least once each Plan Year.

4.2 Accounting for Payments. A payment to the Participant or to the Participant's Beneficiary(ies) shall be charged to the Participant's Account as of the date of such payment.


                                      -7-





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Article 5. Investment of Contributions.

5.1 Manner of Investment. All amounts credited to the Accounts of Participants shall be treated as though invested and reinvested only in eligible investments selected by the Administrator.

5.2 Investment Decisions. Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed by the Employer, each Participant, or both, as specified pursuant to procedures established by the Administrator from time to time. No portion of the Employer Contributions credited to a Participant's Account on or after January 1, 2003 or Deferral Contributions credited to a Participant's Account on or after April 1, 2004 may be treated as though invested in Employer Stock, but the portion of the Employer Contributions credited to a Participant's Account before January 1, 2003 that was treated as though invested in Employer Stock shall continue, on and after January 1, 2003, to be treated as though invested in Employer Stock.

Notwithstanding the preceding provisions of this Section 5.2, in no event may a
Section 16 Executive direct that Deferral Contributions made by him on or after January 1, 2000 be treated as though invested in Employer Stock.


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Article 6. Right to Benefits.

6.1 Termination of Employment. If a Participant terminates his employment for any reason, the value of the Participant's Account will be paid in accordance with Article 7.

6.2 Death. If a Participant dies before payment of the value of his Account has commenced, or before such payment has been completed, his designated Beneficiary or Beneficiaries will be entitled to receive the remaining balance of his Account. Payment to the Beneficiary or Beneficiaries will be made in accordance with Article 7.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries by giving notice to the Administrator on a form designated by the Administrator. With respect to any Beneficiary designations filed with the Administrator, after December 31, 2003, a Participant's spouse must consent to his designation of a Beneficiary other than his spouse. If more than one person is designated as the Beneficiary, their respective interests shall be indicated on the designation form. A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the value of the Participant's Account, such amount will be paid to his surviving spouse or, if none, to his estate (such spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after payment to such Beneficiary has commenced, but before the full value of the Participant's Account has been paid, and, in the opinion of the Administrator, no person has been designated to receive such remaining balance, then such balance shall be paid to the deceased Beneficiary's estate.

6.3 Payment on a Designated Future Date. Concurrently with a Participant's election to defer Compensation pursuant to Section 3.1 for any Plan Year (or the making of a Supplemental Contribution by an Employer), the Administrator may permit a Participant to designate a specific date on which a specified amount of the value of his Account attributable to such election (or a Supplemental Contribution that is nonforfeitable) shall be paid in accordance with Article 7; provided that in the event of such Participant's earlier termination of employment or death, his Account shall be paid in accordance with Section 6.1 or 6.2, as the case may be. Unless otherwise permitted under procedures specified by the Administrator, such election shall be irrevocable.

6.4 Payment Due to an Unforeseen Emergency. A Participant shall not be permitted to withdraw any portion of the value of his Account prior to termination of employment or any date specified pursuant to Section 6.3 (whichever occurs first), except a Participant may apply to the Administrator, in accordance with procedures specified by the Administrator, to withdraw some or all of the value of his Account if such withdrawal is required on account of a financial hardship resulting from an unforeseen emergency. The Administrator shall establish criteria to determine what constitutes financial hardship. Withdrawals made on account of financial hardship shall be made in a lump sum payment in accordance with Article 7.

6.5 Adjustment for Investment Experience. If the total value of a Participant's Account is not paid in a single sum after the Participant terminates employment, the amount remaining in the Account after the first payment will continue to be treated as invested in an interest-bearing


                                      -9-





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money market account and will be subject to adjustment until paid to reflect the income, gains and losses on such deemed investment.

6.6 Forfeiture of Unvested Amounts. Any portion of the value of a Participant's Account attributable to a Supplemental Contribution that is not fully vested at the time he terminates employment shall be forfeited.


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Article 7. Payment of Benefits.

7.1 Payment of Benefits to Participants and Beneficiaries. (a) Payments under the Plan to a Participant or to the Beneficiary of the Participant shall be made in a lump sum in cash or, if permitted by the Administrator and specified in the Participant's election to defer Compensation, under a systematic withdrawal plan (installment(s)) not exceeding 5 years, upon termination of employment or death. Notwithstanding the preceding sentence, amounts attributable to that portion of the Employer Contribution credited to a Participant's Account treated as though invested in Employer Stock pursuant to Section 5.2 shall be paid in Employer Stock following termination of employment, and any amounts attributable to Deferral Contributions credited to a Participant's Account treated as though invested in Employer Stock shall be paid in cash or Employer Stock, as elected by the Participant. Payments under the Plan shall be made first from the value of the Participant's SMIP Bonus Subaccount and then from the remaining value of the Participant's Account.

(b) Payments under a systematic withdrawal plan must be made in substantially equal annual installments, in cash, over a period certain which does not exceed 5 years.

7.2 Determination of Method of Payment. The Participant will determine the method of payment of benefits to himself and the method of payment to his Beneficiary. Unless such determination was made at least one (1) year prior to the date on which a payment is to be made pursuant to Section 6.1, 6.2 or 6.3, the Participant's prior determination shall govern such payment. If the Participant does not determine the method of payment to him or his Beneficiary within the time frame set forth in the preceding sentence, the method shall be a lump sum.

7.3 Right of Offset. The value of a Participant's Account to be paid under the Plan may be reduced in accordance with procedures established by the Administrator by any amount the Participant owes his Employer at the time payment is made.

7.4 Payment in the Event of Taxation. If, for any reason, all or any portion of the value of a Participant's Account under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Administrator for a payment of that portion of the value of his Account that has become taxable. Upon the grant of such a petition, a payment shall immediately be made to a Participant in an amount equal to the taxable portion of the value of his Account (which amount shall not exceed the remaining balance of a Participant's Account). If the petition is granted, the tax liability payment shall be made as soon as practicable after the Participant's petition is granted.

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Article 8. Amendment and Termination.

8.1 Amendment by Quest Diagnostics. Quest Diagnostics reserves the authority to amend the Plan at any time, provided, however, that no amendment may reduce the value of any Participant's Account determined as though the Participant terminated his employment as of the date of such amendment. The Compensation Committee of the Quest Diagnostics Board of Directors of or other individual specified in the resolution of such Committee shall act on behalf of Quest Diagnostics for purposes of this Section.

8.2 Retroactive Amendments. An amendment made by Quest Diagnostics in accordance with Section 8.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted. Any retroactive amendment by the Employer shall be subject to the provisions of Section 8.1.

8.3 Plan Termination. Neither Quest Diagnostics nor any other Employer has any obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue deferrals under the Plan or terminate the Plan at any time without any liability hereunder for any such discontinuance or termination.

8.4 Payment upon Termination of the Plan. Upon termination of the Plan, no further Deferral Contributions or Employer Contributions shall be made under the Plan, but Accounts of Participants maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan. In its discretion, and notwithstanding any prior election made by the Participant, Quest Diagnostics may, upon Plan termination or at any time thereafter, cause each Participant to be paid in a single lump sum the value of the Participant's Account in full satisfaction of all obligations to the Participant under the Plan.

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Article 9. The Trust

9.1 Establishment of Trust. Quest Diagnostics has established the Trust between each Employer and the Trustee, in accordance with the terms and conditions as set forth in a separate agreement, under which assets are held, administered and managed, subject to the claims of an Employer's creditors in the event of such Employer's insolvency, until paid to Participants and their Beneficiaries as specified in the Plan. The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto or earnings on the Trust's assets.

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Article 10. Miscellaneous.

10.1 Limitation of Rights. None of the establishment of the Plan or the Trust, or any amendment thereof, or the creation of any fund or Account, or the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against an Employer, the Administrator or the Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way affected hereby.

10.2 Spendthrift Provision. A Participant's or Beneficiary's right to payment under the Plan is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, judgment, seizure, alimony or separate maintenance owed by Participant or his Beneficiary or garnishment by creditors of the Participant or his Beneficiary, either voluntarily, involuntarily by operation of law or as a result of property settlement, and any attempt to cause such right to payment to be so subjected will not be recognized, except to such extent as shall be required by law.

10.3 Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may make such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employers and the Trust for the payment of benefits hereunder to such recipient.

10.4. Discharge of Obligations. Payment of the value of an Account under the Plan to a person believed in good faith by the Administrator to be a valid Beneficiary shall fully and completely discharge the Employers from all further obligations under this Plan with respect to the Participant. Neither the Administrator nor Quest Diagnostics shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to the Participant's or Beneficiary's last known address. If the Administrator notifies any Participant or Beneficiary that he is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his location known to the Administrator within one year thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Administrator, the Administrator may direct payment of such amount to any one or more or all of such next of kin, and in such proportions as the Administrator determines. If the location of none of the foregoing persons can be determined, the Administrator shall have the right to direct that the amount payable shall be deemed to be forfeited and retained by the Employers, except that the dollar amount of the forfeiture, unadjusted for deemed earnings, gains or losses in the interim, may be paid in full satisfaction of the Employers' obligations under this Plan in the sole discretion of the Administrator if a claim for payment subsequently is made by the Participant or the Beneficiary to whom it was payable. If any benefit payable to a Participant or Beneficiary who has not been located is subject to escheat pursuant to applicable state law, neither the Administrator nor Quest Diagnostics shall be liable to any person for any payment made in accordance with such law.

10.5 Furnishing Information. A Participant or his Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of amounts hereunder.

10.6 Information between the Administrator and Trustee. The Administrator agrees to furnish the Trustee, and the Trustee agrees to furnish the Administrator, with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code or ERISA and any regulations issued or forms adopted thereunder.

10.7 Notices. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a) If it is sent to Quest Diagnostics, an Employer or the Administrator, it will be at the address specified by Quest Diagnostics, such Employer or the Administrator, as the case may be.

(b) If it is sent to the Trustee, it will be sent to the address set forth in the Trust Agreement; or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressee's then effective notice address.

10.8 Writings and Electronic Communications. All elections, notices and other communication with respect to the Plan, including signatures relating to such documentation, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically shall comply with the Electronic Signatures Act.

10.9 Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State of New Jersey.

10.10 Construction. In the event that it is determined that a Participant or group of Participants does not qualify as a select group of management or highly compensated employees as determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Administrator shall have the right, in its sole discretion, to (i) terminate any election to defer Compensation made by each such Participant pursuant to Section 3.1 for the remainder of the Plan Year in which the Participant's status changes, (ii) prevent the Participant from making future elections to defer Compensation and/or (iii) immediately pay the value of the Participant's Account and terminate the Participant's participation in the Plan. In any event, following such determination the Plan shall constitute two plans, one covering such non-qualifying Participants and one covering the remaining Participants up to the maximum number of participants permissible for an unfunded deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under such sections of ERISA.

Article 11. Plan Administration.

11.1 Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

(a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b) To interpret the Plan, its interpretation thereof in good faith to be final, conclusive and binding on all persons claiming payment under the Plan;

(c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d) To administer the claims and review procedures specified in Section 11.3;

(e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f) To determine the person or persons to whom such benefits will be paid;

(g) To authorize the payment of benefits;

(h) To comply with applicable requirements of Part 1 of Subtitle B of Title I of ERISA; and

(i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan.

11.2 Claims and Review Procedures.

(a) Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b) Review Procedure. Within 60 days after the date on which a person receives written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

(c) LIMITATIONS ON ACTIONS. NO ACTION (WHETHER AT LAW, IN EQUITY OR OTHERWISE) SHALL BE BROUGHT BY OR ON BEHALF OF ANY PARTICIPANT OR BENEFICIARY FOR OR WITH RESPECT TO PAYMENT DUE UNDER THIS PLAN UNLESS THE PERSON BRINGING SUCH ACTION HAS TIMELY EXHAUSTED THE PLAN'S CLAIM REVIEW PROCEDURE. ANY ACTION (WHETHER AT LAW, IN EQUITY OR OTHERWISE) MUST BE COMMENCED WITHIN ONE YEAR. THIS ONE-YEAR PERIOD SHALL BE COMPUTED FROM THE EARLIER OF (I) THE DATE A FINAL DETERMINATION DENYING SUCH BENEFIT, IN WHOLE OR IN PART, IS ISSUED UNDER THE PLAN'S CLAIM REVIEW PROCEDURE AND (II) THE DATE SUCH INDIVIDUAL'S CAUSE OF ACTION FIRST ACCRUED (AS DETERMINED UNDER THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAWS).

11.3 Plan's Administrative Costs.

The Employers shall pay all reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust.

IN WITNESS WHEREOF, Quest Diagnostics by its duly authorized officer(s), has caused this Plan to be amended and restated as of January 1, 2004.

QUEST DIAGNOSTICS INCORPORATED


By:
   -------------------------------
   David W. Norgard


   -------------------------------
   Vice President, Human Resources